Exhibit 10.6



                               THE THOMAS & BETTS

                     SUPPLEMENTAL EXECUTIVE INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 2005)

             (Including amendments adopted through August 27, 2007)

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS.....................................................2
    ss.1.1     Account or Accounts.............................................2
    ss.1.2     Accrued Benefit.................................................2
    ss.1.3     Applicable Percent..............................................2
    ss.1.4     Beneficiary.....................................................2
    ss.1.5     Board...........................................................2
    ss.1.6     Code............................................................2
    ss.1.7     Code Section 409A Amount........................................2
    ss.1.8     Committee.......................................................2
    ss.1.9     Company.........................................................2
    ss.1.10    Compensation....................................................2
    ss.1.11    Compensation Limit..............................................3
    ss.1.12    Deferral Amount.................................................3
    ss.1.13    Disability......................................................3
    ss.1.14    Eligible Employee...............................................3
    ss.1.15    Employee........................................................3
    ss.1.16    Employer........................................................3
    ss.1.17    Employer Matching Amount........................................3
    ss.1.18    Excess Compensation.............................................3
    ss.1.19    401(k) Plan.....................................................3
    ss.1.20    Grandfathered Amount............................................3
    ss.1.21    Highly Compensated Employee.....................................3
    ss.1.22    Participant.....................................................3
    ss.1.23    Payroll Period..................................................4
    ss.1.24    Plan............................................................4
    ss.1.25    Plan Year.......................................................4
    ss.1.26    Prior Plan Account..............................................4
    ss.1.27    Separation from Service.........................................4
    ss.1.28    Valuation Date..................................................4
    ss.1.29    Gender and Number...............................................4

ARTICLE II     PARTICIPATION...................................................4
    ss.2.1     Eligibility.....................................................4
    ss.2.2     Participation...................................................4

ARTICLE III    DEFERRAL ELECTIONS..............................................5
    ss.3.1     For Salary Grades 18 and Below..................................5
    ss.3.2     For Salary Grades 19 and Above..................................5
    ss.3.3     Election Procedure..............................................5
    ss.3.4     Effect of Deferral Election.....................................6
    ss.3.5     Crediting Deferral Amounts......................................6

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE IV     EMPLOYER MATCHING AMOUNTS.......................................6
    ss.4.1     Entitlement to Credit...........................................6
    ss.4.2     Employer Matching Formula.......................................6
    ss.4.3     Time for Crediting..............................................7

ARTICLE V      ACCOUNTS........................................................7
    ss.5.1     Participants' Accounts..........................................7

ARTICLE VI     VESTING.........................................................7
    ss.6.1     Vesting.........................................................7

ARTICLE VII    EARNINGS CREDITS................................................8
    ss.7.1     The Investment Funds............................................8
    ss.7.2     Investment Requests.............................................8

ARTICLE VIII   DISTRIBUTION....................................................8
    ss.8.1     Time of Payment.................................................8
    ss.8.2     Amount of Payment...............................................9
    ss.8.3     Payment to Participant..........................................9
    ss.8.4     Death of Participant Prior to Benefit Commencement.............11
    ss.8.5     Transition Election............................................11
    ss.8.6     Compliance Failure.............................................11
    ss.8.7     Tax Gross-Up for Certain Compliance Failures...................12

ARTICLE IX     NONALIENATION OF BENEFITS......................................13
    ss.9.1     Nonalienation of Benefits......................................13
    ss.9.2     Domestic Relations Orders......................................14

ARTICLE X      SOURCE OF FUNDS................................................14
    ss.10.1    In General.....................................................14
    ss.10.2    Grantor Trust..................................................14

ARTICLE XI     ADMINISTRATION.................................................14
    ss.11.1    The Committee..................................................14
    ss.11.2    Records and Reports............................................15
    ss.11.3    Payment of Expenses............................................15
    ss.11.4    Indemnification for Liability..................................15
    ss.11.5    Claims Procedure...............................................15

ARTICLE XII    AMENDMENT AND TERMINATION......................................17
    ss.12.1    Amendment......................................................17
    ss.12.2    Termination....................................................17
    ss.12.3    Limitations....................................................17

                                TABLE OF CONTENTS
                                   (continued)

ARTICLE XIII   MISCELLANEOUS PROVISIONS.......................................17
    ss.13.1    No Contract of Employment......................................17
    ss.13.2    Beneficiary Designation........................................17
    ss.13.3    Payment to Guardian............................................18
    ss.13.4    Withholding; Payroll Taxes.....................................18
    ss.13.5    Applicable Law.................................................18
    ss.13.6    Headings.......................................................18
    ss.13.7    Entire Agreement...............................................18
    ss.13.8    Successors.....................................................18

                               THE THOMAS & BETTS

                     SUPPLEMENTAL EXECUTIVE INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 2005)
               ---------------------------------------------------

     WHEREAS, on November 5, 1990, FL Industries, Inc. ("FLI") adopted the FL Industries Supplemental Executive Investment Plan (the "FLI Plan") to provide certain of its management and highly compensated employees with deferred compensation benefits which would otherwise have been provided under FLI's qualified retirement plans, but for limitations upon such benefits imposed by the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, effective January 2, 1992, FLI was acquired by, and became a wholly-owned subsidiary of Thomas & Betts Corporation (the "Company"); and

     WHEREAS, the FLI Plan was amended, effective September 1, 1992, to reflect the acquisition of FLI by the Company and to make certain other changes; and

     WHEREAS, the FLI Plan was further amended and restated effective January 1, 1994, to extend eligibility to certain employees of the Company, to make certain other modifications to the FLI Plan, and to change the name of the FLI Plan to The Thomas & Betts Supplemental Executive Investment Plan (the "Plan"); and

     WHEREAS, the Company has subsequently amended the Plan from time to time;
and

     WHEREAS, the purposes of the Plan are (i) to give certain employees who are eligible to participate in the Thomas & Betts Corporation Employees' Investment Plan (the "401(k) Plan") the opportunity to defer compensation, and to be credited with employer matching contributions, in excess of certain limitations on employee deferrals and employer matching contributions under the 401(k) Plan and (ii) to give senior executives of the Company an opportunity to defer additional portions of their compensation which they would otherwise receive currently; and

     WHEREAS, the Company intends that the Plan be unfunded and be maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, the Company desires to amend and restate the Plan, effective January 1, 2005, in order to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, effective January 1, 2005, The Thomas & Betts Supplemental Executive Investment Plan is hereby amended and restated as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     The following words and phrases, as used herein, shall have the following meanings unless the context clearly indicates otherwise:

     ss.1.1 Account or Accounts: The bookkeeping accounts maintained under the Plan on behalf of each Participant as described in Article V.

     ss.1.2 Accrued Benefit: The balance credited to a Participant's Accounts.

     ss.1.3 Applicable Percent: The Applicable Percent shall be five percent.

     ss.1.4 Beneficiary: The person or entity designated by the Participant in accordance with ss.13.2 (or otherwise determined in accordance with ss.13.2) to receive benefits under the Plan upon the Participant's death.

     ss.1.5 Board: The Board of Directors of the Company.

     ss.1.6 Code: The Internal Revenue Code of 1986, as amended.

     ss.1.7 Code Section 409A Amount: That portion of a Participant's Accrued Benefit not attributable to amounts which were earned and vested (within the meaning of Treas. Reg. ss.1.409A-6(a) or any successor thereto) prior to January 1, 2005.

     ss.1.8 Committee: The Retirement Plans Committee appointed by the Board.

     ss.1.9 Company: Thomas & Betts Corporation, or its successor or successors who assume the obligations of the Company under the Plan.

     ss.1.10 Compensation: The total regular remuneration payable to an Eligible Employee by any Employer for personal services rendered. Regular remuneration shall include base salary and incentive and/or bonus payments. In the case of a Participant who has elected to have amounts contributed on his behalf under the 401(k) Plan or any other plan described in Code ss.401(k) or under a plan described in Code ss.125 or ss.132(f)(4) pursuant to a salary reduction agreement, Compensation shall be determined before giving effect to such salary reduction agreement.

     ss.1.11 Compensation Limit: The limitation on compensation contained in Code ss.401(a)(17), including any amendment or modification of such provision or any successor provision of the Code.

     ss.1.12 Deferral Amount: That portion of a Participant's Compensation which the Participant has elected to defer, in accordance with Article III of the Plan, in lieu of receiving such amount as current compensation.

     ss.1.13 Disability: With respect to the Grandfathered Amount means total and permanent disability as defined under the 401(k) Plan and with respect to the Code Section 409A Amount means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

     ss.1.14 Eligible Employee: An Employee who meets the requirements of ss.2.1.

     ss.1.15 Employee: An employee of an Employer.

     ss.1.16 Employer: The Company and any subsidiary of the Company which (i) has adopted the 401(k) Plan as a participating employer and (ii) adopts this Plan with the consent of the Company.

     ss.1.17 Employer Matching Amount: The employer contribution amount credited to the Account of a Participant as provided in Article IV.

     ss.1.18 Excess Compensation: Compensation not taken into account under the 401(k) Plan because it exceeds the Compensation Limit provided it is Compensation earned for services performed after the date an Eligible Employee's compensation taken into account under the 401(k) Plan reaches the Compensation Limit.

     ss.1.19 401(k) Plan: The Thomas & Betts Corporation Employees' Investment Plan (commonly known as the 401(k) Plan), as amended from time to time.

     ss.1.20 Grandfathered Amount: That portion of a Participant's Accrued Benefit attributable to amounts which were earned and vested (within the meaning of Treas. Reg. ss.1.409A-6(a) or any successor thereto) prior to January 1, 2005.

     ss.1.21 Highly Compensated Employee: An Employee who is a highly compensated employee, within the meaning of Code ss.414(q), for purposes of the 401(k) Plan, and any other Employee who is in Salary Grade 19 or above.

     ss.1.22 Participant: An Eligible Employee who has elected to participate in the Plan and for whom Deferral Amounts are being credited.

     ss.1.23 Payroll Period: Such regular payroll period as an Employer may adopt from time to time for all or a class of its Employees.

     ss.1.24 Plan: The Thomas & Betts Supplemental Executive Investment Plan, as set forth herein and as amended from time to time.

     ss.1.25 Plan Year: A period of twelve consecutive months beginning on January 1 and ending on the following December 31.

     ss.1.26 Prior Plan Account: The amount attributable to contributions made under the FL Industries Supplemental Executive Investment Plan as in effect from time to time prior to January 1, 1994.

     ss.1.27 Separation from Service: A Participant's termination of employment within the meaning of Treas. Reg. ss.1.409A-1(h) or any successor thereto.

     ss.1.28 Valuation Date: Each business day.

     ss.1.29 Gender and Number: The masculine pronoun wherever used shall include the feminine and the singular may include the plural, and vice versa, as the context may require.

                                   ARTICLE II

                                  PARTICIPATION
                                  -------------

     ss.2.1 Eligibility. An Employee shall be eligible to participate in the Plan for a Plan Year if, for such Year (a) he is eligible to participate in the 401(k) Plan, (b) he is a Highly Compensated Employee, and (c) he is not in a group of employees designated by his Employer as ineligible to participate in the Plan provided that any such designation of ineligibility shall be effective as of the date the Employer becomes a participating employer in the Plan or as of the first day of any subsequent Plan Year, as determined by the Employer. Notwithstanding the foregoing, it is intended that the Employees described in this ss.2.1 shall constitute "a select group of management and highly compensated employees" within the meaning of ss.201(2), ss.301(a)(3), and ss.401(a)(1) of ERISA; and the Committee shall have the power to restrict eligibility for the Plan, on a prospective basis, if it deems such restriction to be necessary or appropriate to ensure that the Plan operates in accordance with such intent.

     ss.2.2 Participation. An Eligible Employee may elect to participate in the Plan for a Plan Year by electing to defer a portion of his Compensation for such Plan Year, in accordance with Article III. Prior to January 1, 2008, participation in the Plan for a Plan Year is conditioned upon the Eligible Employee irrevocably electing to make the maximum permissible salary reduction contributions to the 401(k) Plan for such Plan Year.

                                  ARTICLE III

                               DEFERRAL ELECTIONS
                               ------------------

     ss.3.1 For Salary Grades 18 and Below. An Eligible Employee who is in Salary Grade 18 or below may elect to defer under this Plan for a Plan Year a percentage, not to exceed 15%, of his Compensation for such Plan Year as provided in ss.3.3. An Eligible Employee who elects in accordance with the preceding sentence to defer Compensation under this Plan shall also automatically have the Applicable Percent of his or her Excess Compensation contributed to this Plan. Alternatively, an Eligible Employee may elect to participate in this Plan only with respect to Excess Compensation; the amount contributed shall be the Applicable Percent of such Excess Compensation.

     ss.3.2 For Salary Grades 19 and Above. An Eligible Employee who is in Salary Grade 19 or above may elect to defer under this Plan for a Plan Year a percentage, not to exceed 80%, of his Compensation for such Plan Year as provided in ss.3.3. An Eligible Employee who elects in accordance with the preceding sentence to defer Compensation under this Plan shall also automatically have the Applicable Percent of his or her Excess Compensation contributed to this Plan. Alternatively, an Eligible Employee may elect to participate in this Plan only with respect to Excess Compensation; the amount contributed shall be the Applicable Percent of such Excess Compensation.

     ss.3.3 Election Procedure.

          (a) An Eligible Employee's deferral election under ss.3.1 or ss.3.2 shall be made in accordance with such procedures as the Committee shall prescribe. The Committee may permit separate elections with respect to base salary and incentive and/or bonus payments, but except as provided in ss.3.3(c), all elections must be made prior to the beginning of the Plan Year in which services are first performed with respect to such Compensation.

          (b) Except as provided in ss.3.3(c), an Eligible Employee's deferral election for a Plan Year must be made within such election period prior to the commencement of the Plan Year as the Committee shall prescribe. Once the applicable election period has expired, an Eligible Employee's deferral election for a Plan Year shall be irrevocable with respect to Compensation earned for services performed (or first performed) in such Plan Year.

          (c) An individual who becomes an Eligible Employee and is initially eligible (as defined in Treas. Reg. ss.1.409A-2(a)(7)) during a Plan Year may, no later than 30 days after the date he first becomes eligible to participate in the Plan, make an election for such Plan Year, to defer Compensation earned after the date such election is filed with the Committee. With respect to any bonus or incentive compensation which is earned based on a specified performance period, the election shall apply to no more than an amount equal to the total bonus or incentive compensation for such performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. Once filed, such deferral election shall be irrevocable with respect to Compensation earned for services performed with respect to the remainder of the Plan Year and such performance period.

          (d) Eligible Employees who are first eligible to participate with respect to years after 2006, may as part of their initial deferral election (made with respect to their first year of participation) elect one of the permissible methods for payment of their Accrued Benefit under ss.8.3.

     ss.3.4 Effect of Deferral Election. A Participant's current compensation from the Employer for each Payroll Period in a Plan Year (or, in the case of an election under ss.3.3(c), each remaining Payroll Period in the Plan Year) shall be reduced by his Deferral Amount, in accordance with his deferral election under ss.3.1 or ss.3.2 for such Plan Year. A Participant's bonus or incentive compensation which is based on services performed during the Plan Year (or, in the case of an election under ss.3.3(c), during a part of the Plan Year) and, if applicable, beyond such Plan Year during the performance period for such bonus or incentive compensation and which is subject to a deferral election shall be reduced by his elected Deferral Amount at the time such Compensation would otherwise be payable.

     ss.3.5 Crediting Deferral Amounts. Deferral Amounts shall be credited to Participants' Accounts not less frequently than on a monthly basis. The Deferral Amounts for any month shall be credited not later than ten business days after the first day of the following month.

                                   ARTICLE IV

                            EMPLOYER MATCHING AMOUNTS
                            -------------------------

     ss.4.1 Entitlement to Credit. For each Plan Year, the Committee shall credit Employer Matching Amounts to the Account of each Participant who has elected under Article III to defer Compensation for such Year. Such Employer Matching Amounts shall be determined in accordance with ss.4.2.

     ss.4.2 Employer Matching Formula. The Employer Matching Amount credited to the Account of a Participant for any Payroll Period (including bonus and incentive amounts paid during or on the pay date for such Payroll Period) shall be determined in the following manner for each Payroll Period:

          First, a Total Deferral shall be determined by adding to the Participant's Deferral Amount under Article III for the Payroll Period an amount equal to the maximum permissible salary reduction contribution (based on such Participant's compensation for purposes of the 401(k) Plan) which is subject to matching under the 401(k) Plan for the Payroll Period;

          Second, the Participant's Total Match shall be calculated as 75% of the Participant's Total Deferral up to 3% of Compensation, plus 50% of his Total Deferral which is in excess of 3% but not in excess of 5% of Compensation, for the Payroll Period; and

          Third, the Employer Matching Amount under this Plan shall be the excess of the Total Match over the amount of matching contributions which would be made under the 401(k) Plan for such Payroll Period with respect to the maximum permissible salary reduction contribution (based on such Participant's compensation for purposes of the 401(k) Plan) which is subject to matching under the 401(k) Plan for such Payroll Period.

     ss.4.3 Time for Crediting. Employer Matching Amounts shall be credited to Participants' Accounts at the same time as the Deferral Amounts to which they relate.

                                    ARTICLE V

                                    ACCOUNTS
                                    --------

     ss.5.1 Participants' Accounts. The Committee shall establish and maintain, or cause to be maintained, the following individual record Accounts with respect to each Participant to which items shall be credited and charged pursuant to the provisions of the Plan:

     (a) A Deferral Account; and

     (b) An Employer Matching Account.

Within each Account there shall be, if applicable, a Subaccount for the Grandfathered Amount and a Subaccount for Code Section 409A Amount. A Prior Plan Account, if applicable, shall also be maintained with respect to the Grandfathered Amount. Such Accounts are bookkeeping records for accounting purposes only and do not represent interests in any specific assets of the Employer.

                                   ARTICLE VI

                                     VESTING
                                     -------

     ss.6.1 Vesting. Each Participant who is in the service of an Employer on or after January 1, 1997, shall at all times be 100% vested in all amounts credited to his Accounts under the Plan.

     The vesting of any former Participant who terminated employment prior to January 1, 1997 shall continue to be governed by the applicable provisions of the Plan in effect at the relevant time prior to January 1, 1997.

                                  ARTICLE VII

                                EARNINGS CREDITS
                                ----------------

     ss.7.1 The Investment Funds. The Committee shall designate the investment reference funds (hereinafter the "Reference Funds") which shall be available under this Plan as the basis for determining the earnings credits (including investment gains or losses as provided below) to be credited to Participants' Accounts. The Committee shall have the right to add or delete Reference Funds, prospectively, at any time.

     ss.7.2 Investment Requests. Each Participant may request that earnings, and investment gains or losses, be credited to his Accounts as if such Accounts were invested in any one or more of the Reference Funds, provided that the amount allocated to each Reference Fund must meet such minimum amount requirements as the Committee may from time to time impose. The Committee, or the trustee of any grantor trust established in connection with the Plan, shall take such requests into consideration, but shall not be bound thereby.

     A Participant may change his investment request with respect to his Account(s) once in any calendar quarter. An investment request made by a Participant under this ss.7.2 shall remain in effect from year to year until changed by the Participant as provided herein.

     All investment requests shall be made in accordance with procedures prescribed by the Committee.

                                  ARTICLE VIII

                                  DISTRIBUTION
                                  ------------

     ss.8.1 Time of Payment.

          (a) Grandfathered Amount. A Participant's Grandfathered Amount under the Plan shall be paid, or commence to be paid, to him (or, in the event of his death, to his Beneficiary) as soon as practicable after (i) his termination of employment with the Employer and all affiliates for any reason, or (ii) if he has not yet terminated employment, his Disability as determined by the Committee, or (iii) his death.

          (b) Code Section 409A Amount. A Participant's Code Section 409A Amount shall become payable, on the earliest of the following: the Participant's Separation from Service; the Participant's death; or the Participant's Disability. Except as otherwise provided in ss.8.3(b)(iii), the payment commencement date shall be determined as follows:

               (i) If the Code Section 409A Amount becomes payable upon Separation from Service, the payment commencement date shall be the first business day of the first month following the six month anniversary of his Separation from Service, subject to such later date as may be required pursuant to an election under ss.8.3(b)(iii);

               (ii) If the Code Section 409A Amount becomes payable as a result of Disability, the payment commencement date shall be on the first business day of the sixth month following his Disability;

               (iii) If the Code Section 409A Amount becomes payable as a result of death, the payment commencement date shall be on the last business day of the first month following his date of death.

     ss.8.2 Amount of Payment. The amount of benefits to be paid, or commence to be paid, to the Participant (or, in the event of his death, to his Beneficiary) shall be determined from the Grandfathered Amount and/or Code Section 409A Amount credited to his Accounts as of the Valuation Date coincident with the date benefits are paid, or commence to be paid, or the immediately preceding Valuation Date if the payment date is not a Valuation Date. No adjustment shall be made in the amount of any payment for earnings, and investment gains or losses, of the Reference Funds for the period from the applicable Valuation Date to the actual date of such payment.

     ss.8.3 Payment to Participant. The following provisions govern payment to a Participant.

     (a) Method of Payment. If benefits under the Plan become payable to a Participant for any reason other than the Participant's death, such benefits shall be distributed in accordance with this ss.8.3.

               (i) Lump Sum. Except as provided in ss.8.3(a)(ii), all benefits shall be paid in a lump sum cash payment.

               (ii) Installment Payments. A Participant may elect, in lieu of a lump sum payment, to have his benefit distributed to him in approximately equal monthly installments over a specified number of years not exceeding 15 years provided the requirements under ss.8.3(b) are met. The Participant shall specify the installment period at the time he elects installment payments. Under the installment payment method, a Participant's remaining Account balances shall continue to receive earnings credits under Article VII until distributed. The amount of each monthly payment shall be determined by multiplying the value of the Participant's Accounts as of the last Valuation Date of the prior month by a fraction, the numerator of which is one, and the denominator of which is the number of monthly installment payments remaining to be made. Notwithstanding a Participant's installment payment election or any other provisions of this Plan, the Participant's total Accrued Benefit shall be paid in one lump sum if, at the time distribution is to commence (A) the Participant's total Accrued Benefit when aggregated with any benefit the Participant has accrued under any other plan that is required to be aggregated with this Plan under Treas. Reg. ss.1.409A-1(c)(2) (an "aggregated benefit") is $10,000 or less, and (B) the aggregated benefit is also distributed in a lump sum at such time.

     (b) Method of Payment Election. An election under this ss.8.3(b) with respect to the method of payment shall be made in accordance with procedures prescribed by the Committee and shall be irrevocable upon delivery to the Committee. The election regarding method of payment shall apply to both Grandfathered Amounts and Code Section 409A Amounts. Such election shall be effective only if, upon the occurrence of the event which entitles the Participant to the payment of benefits or, if later, upon a specified date pursuant to an earlier election under (iii) below with respect to Code Section 409A Amounts, the election meets one of the following requirements:

               (i) The election was made at the time of the Participant's initial election to participate in the Plan;

               (ii) A period of at least fifteen months has elapsed since the Committee actually received the Participant's election made prior to or during the transition election period described in ss.8.5;

               (iii) A period of at least fifteen months has elapsed since the Committee actually received the Participant's election and with respect to Code Section 409A Amounts only, except for payment as a result of Disability, such election delays payment or commencement of payment for at least five years from the date payment would have been made absent such election.

               Upon the occurrence of an event described in ss.8.1 (other than death) which entitles the Participant to the payment of benefits, any election under this ss.8.3(b) which has not yet become effective shall be null and void.

               An election under this ss.8.3(b) to receive Grandfathered Amounts in installments may specify whether, in the event of a Participant's death after the installment payments have commenced, any amounts remaining in his Accounts shall be distributed to his Beneficiary by the continuation of such installment payments for the remainder of the installment period, or in a lump sum payment. In the absence of a designation, any Grandfathered Amounts remaining in his Accounts shall be paid to his Beneficiary in a lump sum. Any remaining Code Section 409A Amounts shall be paid in a lump sum only. Such lump sum payment shall be made as soon as practicable with respect to Grandfathered Amounts and with respect to Code Section 409A Amounts as of the last business day of the first month following the date of death. The election with respect to Grandfathered Amounts may be made, revoked and changed at any time prior to death.

     ss.8.4 Death of Participant Prior to Benefit Commencement. The following provisions govern payment to a beneficiary.

          (a) Method of Payment. If a Participant's benefit becomes payable under ss.8.1 on account of the Participant's death or if a Participant's death occurs before his benefit commences, his Code Section 409A Amounts shall be paid in a lump sum cash payment to his Beneficiary at the time provided in ss.8.1. His Grandfathered Amounts, valued in accordance with ss.8.2, shall also be paid to his Beneficiary in a lump sum cash payment at the time provided in ss.8.1 unless the Participant has made a valid election under ss.8.4(b) prior to his death for distribution to his Beneficiary in approximately equal monthly installments over a specified number of years not exceeding 15 years. The Participant shall specify the installment period at the time he makes this election. The amount of each installment payment shall be determined in the manner described in ss.8.3(a)(ii).

          (b) Election with Respect to Grandfathered Amounts. An election with respect to Grandfathered Amounts shall be made in accordance with procedures prescribed by the Committee. Such election shall only be effective if the election is actually received by the Committee prior to the Participant's death. Notwithstanding the foregoing, if the value of the Participant's total Accrued Benefit as of the Valuation Date provided in ss.8.2, is $10,000 or less, the entire Grandfathered Amounts shall be paid in a lump sum.

     The Participant may make this election, and may revoke an election or make a subsequent election in accordance with procedures prescribed by the Committee, and filed with the Committee at any time prior to his death (or prior to his commencement of receipt of Plan benefits).

     ss.8.5 Transition Election. During 2006 and 2007, a Participant may elect either a lump sum payment or installment payments as described above with respect to payments to be made upon Separation from Service or Disability. Such election shall apply to the Grandfathered Amount and Code Section 409A Amount jointly and shall be subject to the election requirements of Article VIII other than the requirement in ss.8.3(b)(iii) regarding a delay in payment (or commencement of payment) for at least five years. Elections are irrevocable upon delivery to the Committee.

     ss.8.6 Compliance Failure. Notwithstanding any provision of this Plan to the contrary, in the event of the failure to comply with the requirements of Code Section 409A and the regulations thereunder and the resultant inclusion in income of a Participant's Code Section 409A Amount hereunder, the amount required to be included in income as a result of such failure shall be distributed to the Participant at the time it is determined that such amount is includable in income as a result of such failure.

     ss.8.7 Tax Gross-Up for Certain Compliance Failures.

          (a) Payment. Subject to the requirements stated in this ss.8.7, in the event that amounts hereunder become subject to the additional tax and interest under Code Section 409A ("409A additional tax") as a result of a plan document failure or an operational failure caused solely by the action or inaction of the Company (and not at the request of the Participant), the Company shall pay to the Participant an amount equal to such 409A additional tax and any additional taxes imposed upon the Participant due to the Company's payment of such 409A additional tax (a "409A Gross-Up Payment"). In no event, however, shall any amounts become payable under this ss.8.7 as a result of compensation required to be included in gross income by reason of Code section 409A(b)(3). The 409A Gross-Up Payment shall be paid to the Participant within five business days of the date such taxes are remitted to the applicable taxing authority, subject to the notification requirements set forth in ss.8.7(b) in the event such taxes are not remitted by withholding, but in no event later than the end of the Participant's taxable year next following the Participant's taxable year in which the Participant remits such taxes.

          (b) Notification and Right to Contest. A Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the 409A Gross-Up Payment. Such notification shall be given as soon as practicable but no later than (10) ten business days after such Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, or if the Company notifies the Participant at the time of payment of the Gross-Up Payment under ss.8.7(a) that it desires to contest the application of the 409A additional tax (in either case, a "claim"), the Participant shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including ,without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold such Participant harmless, on an after-tax basis, for any income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. All such costs and expenses incurred due to a tax audit or litigation addressing the existence of or amount of a tax liability under this ss.8.7 shall be paid by the Company within thirty (30) days of the date payment of such expenses is due, but in any event not later than
     (A) December 31 of the year following the year in which the taxes are remitted to the taxing authority, or (B) where as a result of such audit or litigation no taxes are remitted, December 31 of the year following the year in which the audit is complete or there is a final and nonappealable settlement or other resolution of the litigation. Without limitation on the foregoing provisions of this ss.8.7(b), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and the Participant shall prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a 409A Gross-Up Payment would be payable hereunder, and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (c) Refund. If a Participant becomes entitled to receive one or more refunds of all or any part of the 409A additional tax with respect to which a 409A Gross-Up Payment was made, the Participant shall pay the refund to the Company within five business days of the receipt of any such refund.

          (d) Delayed Payment Date. Notwithstanding the foregoing provisions of this ss.8.7, if under Code section 409A any payment under this ss.8.7 is considered to be due as a result of the Participant's Separation from Service and the stock of the Company (or the stock of any entity considered a single employer with the Company under Treas. Reg. ss.1.409A-1(g) or any successor thereto) is publicly traded on an established securities market or otherwise at the time of the Participant's Separation from Service, no payment shall be made pursuant to this ss.8.7 prior to the six-month anniversary of such Separation from Service.

                                   ARTICLE IX

                            NONALIENATION OF BENEFITS
                            -------------------------

     ss.9.1 Nonalienation of Benefits. Except as provided in ss.9.2 with respect to certain domestic relations orders, none of the benefits or rights of a Participant or any Beneficiary under this Plan shall be subject to the claim of any creditor of such Participant or Beneficiary. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant or his Beneficiary. Neither the Participant nor his Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan.

     ss.9.2 Domestic Relations Orders. In the event a Participant's benefit under the 401(k) Plan is subject to a qualified domestic relations order (as defined in Code ss.414(p)), the benefit provided by this Plan shall be paid without regard to the order, unless the order specifically applies to benefits payable under this Plan.

                                   ARTICLE X

                                 SOURCE OF FUNDS
                                 ---------------

     ss.10.1 In General. This Plan shall be unfunded, and, except as provided in ss.10.2, payment of benefits hereunder shall be made from the general assets of the Employer. Any assets which may be set aside, earmarked or identified as being intended for the provision of benefits under this Plan, shall remain an asset of the Employer and shall be subject to the claims of its general creditors. Each Participant and Beneficiary shall be a general creditor of the Employer to the extent of the value of his Accrued Benefit, and he shall have no right, title or interest in any specific asset that the Employer may set aside or designate as intended to be applied to the payment of benefits under this Plan. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

     ss.10.2 Grantor Trust. Notwithstanding ss.10.1, assets may be set aside in a grantor trust and earmarked as being intended for the provision of benefits under this Plan, provided all of the following requirements are met:

          (a) Participants continue to be general and unsecured creditors of the Employer with respect to assets set aside in the trust;

          (b) In the event of the Employer's bankruptcy or insolvency, assets set aside in the trust are subject to the claims of the Employer's creditors;

          (c) The Board and the Chief Executive Officer of the Company have a duty to inform the trustee of the trust of the Employer's bankruptcy or insolvency; and

          (d) The trust provides that, upon receipt of the notice described in subsection (c) above, the trustee shall stop paying benefits to Participants; and upon a determination of the Employer's bankruptcy or insolvency, the trustee of the trust shall hold the assets set aside in the trust for the benefit of the Employer's creditors (including the Participants and Beneficiaries under this Plan).

                                   ARTICLE XI

                                 ADMINISTRATION
                                 --------------

     ss.11.1 The Committee. This Plan shall be administered by the Retirement Plans Committee appointed by the Board. The Committee and/or its appointed representative shall have sole discretion to construe and interpret the provisions of the Plan and to determine all questions concerning benefit entitlements, including the power to construe and determine disputed or doubtful terms. To the maximum extent permissible under law, the determinations of the Committee and/or its appointed representative on all such matters shall be final and binding upon all persons involved.

     ss.11.2 Records and Reports. The Committee or its appointed representative shall keep a record of its proceedings and actions and shall maintain, or cause to be maintained, all books of account, records and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Committee or its appointed representative shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor.

     ss.11.3 Payment of Expenses. The Employer shall pay all expenses of administering the Plan. Such expenses shall include any expenses incident to the functioning of the Committee or its appointed representative.

     ss.11.4 Indemnification for Liability. The Employer shall indemnify the members of the Committee, and the employees of the Employer to whom the Committee delegates duties under the Plan, against any and all claims, losses, damages, expenses and liabilities arising from their carrying out of their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

     ss.11.5 Claims Procedure. The procedure for presenting claims under the Plan and appealing denials thereof shall be as follows:

          (a) Filing of Claims. Any Participant, Beneficiary or representative thereof (the "claimant") may file a written claim for a Plan benefit with the Committee or its appointed representative.

          (b) Notice of Denial of Claim. In the event of a denial of any benefit requested by any claimant, the claimant shall be given a written or electronic notification containing specific reasons for the denial. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial is based. In addition, it shall contain a description of any additional material or information necessary for the claimant to perfect a claim and an explanation of why such material or information is necessary. The notification shall also describe the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ss.502(a) of ERISA following an adverse benefit determination on review.

          The notification shall be given to the claimant within 90 days after receipt of his claim by the Committee or its appointed representative unless special circumstances require an extension of time for processing, in which case written notice of the extension shall be furnished to the claimant prior to the termination of the original 90-day period, and such notice shall indicate the special circumstances which make the extension appropriate. The extension shall not exceed a total of 180 days from the date of the original receipt of the claim; provided, however, that in the event the claimant fails to submit information necessary to decide a claim, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information.

          (c) Right of Review. The claimant may make a written request for a review of his claim and its denial by the Committee or its appointed representative. Such written request must be received by the Committee or its appointed representative within 60 days after receipt by the claimant of written notification of the denial of the claim. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. The claimant shall also have the opportunity to submit comments, documents, records, and other information relating to the claim for benefits, and the Committee shall take into account all such information submitted without regard to whether such information was submitted or considered in the initial benefit determination.

          (d) Decision on Review. The Committee shall make its decision on review no later than 60 days after receipt of the claimant's request for review, unless special circumstances require an extension of time, in which case notice of the extension and circumstances shall be provided to the claimant prior to the termination of the initial 60-day period and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, that in the event the claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision on review shall be written or electronic and, in the case of an adverse determination, shall include specific reasons for the decision, in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall also include (i) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant's claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered by the Plan, and a statement of the claimant's right to bring an action under ss.502(a) of ERISA.

          (e) Disability. Notwithstanding any provision of this ss.11.5 to the contrary, to the extent such regulations so require, determinations as to whether Plan provisions regarding disability apply to a Participant shall be made in accordance with the Department of Labor's claims procedure regulations applicable to claims for disability benefits.

          (f) General. It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth at 29 C.F.R. ss.2560.503-1. A claimant shall have no right to bring any action in any court regarding a claim for benefits prior to filing a claim for benefits and exhausting his or her rights to review under this ss.11.5 in accordance with the time frames set forth herein.

                                  ARTICLE XII

                            AMENDMENT AND TERMINATION
                            -------------------------

     ss.12.1 Amendment. The Board shall have the right to amend or modify the Plan at any time (whether before or after a Participant's Separation from Service) and for any reason, including any amendments deemed necessary or desirable in order to avoid the additional tax under Code section 409A(a)(1)(B) and maintain, to the maximum extent practicable, the original intent of the provision(s) being amended. The Committee shall have such authority to amend the Plan as shall be delegated to it by the Board in the Retirement Plans Committee Charter or by resolution.

     ss.12.2 Termination. The Board shall have the right to terminate the Plan, in whole or in part, at any time and for any reason.

     ss.12.3 Limitations. No amendment or termination of the Plan shall decrease the amount of any Participant's Accrued Benefit as of the date of amendment or termination.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     ss.13.1 No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Employer or to continue in the employ of the Employer, and nothing contained herein shall be construed to limit the right of the Employer to terminate the employment of any Eligible Employee.

     ss.13.2 Beneficiary Designation. A Participant may designate a Beneficiary (or Beneficiaries) to receive any benefit payable under the Plan upon his death. Such designation shall be made in writing, on the form prescribed by the Committee and filed with the Committee. A Participant may, at any time, change his Beneficiary designation by completing and filing a new designation form, provided, however, that no such designation shall be given effect unless it is received by the Committee prior to the Participant's death.

     If a Participant dies without effectively designating a surviving beneficiary his Beneficiary under this Plan shall be the same as his beneficiary under the 401(k) Plan, or, if he has no 401(k) Plan benefit, his benefit under this Plan shall be paid to his estate or legal representative.

     ss.13.3 Payment to Guardian. If an amount is payable under this Plan to a minor, a person declared incompetent or a person incapable of handling the disposition of property, the Committee or its appointed representative may direct the payment of the amount to the guardian, legal representative or person having the care and custody of the minor, incompetent or incapable person. The Committee or its appointed representative may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of the amount. The distribution shall completely discharge the Committee and its appointed representative and the Employer from all liability with respect to the amount distributed.

     ss.13.4 Withholding; Payroll Taxes. The Employer shall withhold from payments made under the Plan any taxes required to be withheld from a Participant's wages for federal, state or local government income or other payroll taxes.

     ss.13.5 Applicable Law. The provisions of this Plan shall be construed and interpreted so as to avoid the additional tax under Code Section 409A(a)(1)(B) and otherwise according to the laws of the State of Tennessee (without reference to principles of conflicts of law) to the extent not superseded by federal law.

     ss.13.6 Headings. The headings of the Articles and Sections of the Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

     ss.13.7 Entire Agreement. This Plan contains the entire agreement by the Employer with respect to the subject matter hereof. No modification or claim of waiver of any of the provisions hereof shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

     ss.13.8 Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Employer and successors of any such corporation or other business entity.

     IN WITNESS WHEREOF, Thomas & Betts Corporation has caused these presents to be duly executed this ______ day of ______________, 2007.

Attest:                                    THOMAS & BETTS CORPORATION


_________________________                  By:_______________________________
Secretary